Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Optical Cable Corporation:

We consent to the use of our report dated December 20, 2016, with respect to the consolidated balance sheet of Optical Cable Corporation and subsidiaries as of October 31, 2016, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended October 31, 2016, incorporated by reference herein.

/s/ Brown, Edwards and Company, L.L.P.

1715 Pratt Drive, Suite 2700

Blacksburg, Virginia
March 28, 2017